UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): July 3, 2012

COLUMBIA SELIGMAN PREMIUM TECHNOLOGY GROWTH FUND, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

MARYLAND (STATE OR OTHER JURISDICTION OF INCORPORATION)	811-22328 (COMMISSION FILE NUMBER)	20-0994125 (I.R.S. EMPLOYER IDENTIFICATION NO.)

225 Franklin Street

Boston, Massachusetts 02110

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, ZIP CODE)

REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE 800 937-5449

NOT APPLICABLE

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

SECTION 4 — MATTERS RELATED TO ACCOUNTANTS AND FINANCIAL STATEMENTS

Item 4.01 Changes in Registrant’s Certifying Accountant

At its June Meeting, the Audit Committee of Columbia Seligman Premium Technology Growth Fund, Inc. (the Fund) recommended, and the Fund’s Board of Directors approved, the appointment of PricewaterhouseCoopers LLP (PricewaterhouseCoopers) as independent auditor for the Fund, as well as the other funds in the Columbia Family of Funds (collectively, the Funds). PricewaterhouseCoopers’ engagement is effective at the completion of Ernst & Young LLP (Ernst & Young)’s audits of the financial statements of the Funds with fiscal years ending July 31, 2012, which is expected to be completed in September 2012. Ernst & Young completed the audit of the Fund’s financial statements for the fiscal year ended December 31, 2011 and issued its report on February 22, 2012.

Ernst & Young’s report on the Fund’s financial statements for the year ended December 31, 2011 and the year ended December 31, 2010 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During such fiscal periods and through the June Meeting, there were no disagreements between the Fund and Ernst & Young on any matter of accounting principles or practices, financial statement disclosure, or audit scope or procedures, which such disagreements, if not resolved to the satisfaction of Ernst & Young, would have caused them to make reference to the subject matter of the disagreement in connection with their reports on the financial statements for such fiscal periods.

The Fund has provided Ernst & Young with a copy of the foregoing disclosures. A copy of Ernst & Young’s letter dated July 3, 2012 stating its agreement with the above statements is attached as Exhibit 16.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

16.1	Letter from Ernst & Young LLP, dated July 3, 2012, regarding the change in certifying accountant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 3, 2012

COLUMBIA SELIGMAN PREMIUM TECHNOLOGY GROWTH FUND, INC.

By:	/s/ Joseph D’Alessandro
Joseph D’Alessandro
Assistant Secretary